UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

GOLDEN QUEEN MINING CO. LTD.
(Exact name of registrant as specified in its charter)

0-21777
(Commission File Number)

British Columbia, Canada	Not Applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

6411 Imperial Avenue, Vancouver, British Columbia, Canada, V7W 2J5
(Address of principal executive offices) (Zip Code)

(604) 921-7570
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities and Item 8.01 Other Events

On January 22, 2008, warrants were exercised to acquire 7,200,000 common shares of Golden Queen Mining Co. Ltd. (the “Company”), at an exercise price of C$0.60 for total proceeds to the Company of C$4,320,000. The proceeds from the exercise of the warrants will be applied towards ongoing operations and general working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Queen Mining Co. Ltd.
Date	January 23, 2008	(Registrant)

/s/ Lutz Klingmann
(Signature)